     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 2004
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             23-1274455
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                             7201 HAMILTON BOULEVARD
                       ALLENTOWN, PENNSYLVANIA 18195-1501
                                 (610) 481-4911
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             W. DOUGLAS BROWN, ESQ.
                  Vice President, General Counsel and Secretary
                        AIR PRODUCTS AND CHEMICALS, INC.
                             7201 HAMILTON BOULEVARD
                       ALLENTOWN, PENNSYLVANIA 18195-1501
                                 (610) 481-4911
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    COPY TO:
                            D. COLLIER KIRKHAM, ESQ.
                          CRAVATH, SWAINE & MOORE, LLP
                                 Worldwide Plaza
                                825 Eighth Avenue
                            New York, New York 10019

        Approximate date of commencement of proposed sale to the public:

         From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. :

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. : _______

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. : _______

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                       ----------------------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  TITLE OF EACH CLASS OF        AMOUNT TO BE            PROPOSED MAXIMUM               PROPOSED MAXIMUM               AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED(1)(2)     OFFERING PRICE PER UNIT(3)   AGGREGATE OFFERING PRICE(2)(3)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
TOTAL......................    $1,000,000,000                 100%                       $1,000,000,000                 $80,900
===================================================================================================================================

(1) Includes such indeterminate principal amount of debt securities, such indeterminate number of shares of preferred and common stock, Depositary Shares and Warrants, as may from time to time be issued at indeterminate prices.

(2) Represents the aggregate initial offering price of all securities sold. Amounts represent United States Dollars or the equivalent in one or more other currencies or currency units.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

                              --------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY 9, 2004

PROSPECTUS

                        AIR PRODUCTS AND CHEMICALS, INC.

                                 $1,000,000,000
                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

         We may offer these securities in one or more offerings. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

                   The date of this prospectus is       , 2004

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
WHERE YOU CAN FIND MORE INFORMATION..............................................................................      3

THE COMPANY......................................................................................................      3

RATIOS OF EARNINGS TO FIXED CHARGES..............................................................................      4

USE OF PROCEEDS..................................................................................................      4

DESCRIPTION OF SECURITIES........................................................................................      4

PLAN OF DISTRIBUTION.............................................................................................     15

LEGAL OPINIONS...................................................................................................     16

EXPERTS..........................................................................................................     16

                       WHERE YOU CAN FIND MORE INFORMATION

                  We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the SEC's Public Reference Room. You may also access our SEC filings at the SEC's web site at http://www.sec.gov.

                  The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

                  (i) Annual Report on Form 10-K for the year ended September 30, 2003; and

                  (ii) the description of our common stock in our Form 8-A that was filed on March 20, 1998.

                  You may request a copy of these filings at no cost, by writing to or telephoning us at:

                  Corporate Secretary's Office
                  Air Products and Chemicals, Inc.
                  7201 Hamilton Boulevard
                  Allentown, Pennsylvania  18195-1501
                  Telephone: (610) 481-4911

                  You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

                                   THE COMPANY

                  We are an internationally recognized industrial gas and related industrial process equipment business, and maintain strong positions as a producer of certain chemicals.

                  Our industrial gases business segment recovers and distributes industrial gases such as oxygen, nitrogen, argon and hydrogen and a variety of medical and specialty gases. Our chemicals business segment produces and markets performance materials and chemical intermediates. Our equipment business segment supplies cryogenic and other process equipment and related engineering services.

                  We were incorporated in 1961 under Delaware law and are the successor to a Michigan corporation organized in 1940. Our principal executive offices are located at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501.

                  On June 15, 2002, Arthur Andersen LLP ("Arthur Andersen"), our former independent public accountants, was convicted of federal obstruction of justice. We decided to no longer engage Arthur Andersen as our principal accountants in 2002 and selected KPMG LLP to serve as our independent public accountants for fiscal 2002. Arthur Andersen audited our financial statements for the fiscal year ended September 30, 2001. As a result, you may have no effective remedy against Arthur Andersen in connection with a material misstatement or omission in those financial statements, particularly in the event that Arthur Andersen ceases to exist as an entity or becomes insolvent as a result of the conviction or other proceedings against it.

                  The SEC has provided regulatory relief pursuant to Rule 437a under the Securities Act of 1933 that is designed to allow companies that file reports with the SEC to dispense with the requirement to file a consent of Arthur Andersen in certain circumstances. We were unable to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it as an expert and as having audited certain of our financial statements incorporated by reference into this prospectus. Because Arthur Andersen has not provided its consent, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements.

                       RATIOS OF EARNINGS TO FIXED CHARGES

                                                               YEAR ENDED SEPTEMBER 30,
                                                     ---------------------------------------------
                                                     1999      2000       2001      2002      2003
                                                     ----      ----       ----      ----      ----
Ratio of earnings to fixed charges...........         3.7       1.3        3.7       5.5       4.5

                  The ratio of earnings to fixed charges is determined by dividing earnings, which includes income before taxes, undistributed earnings of less than fifty percent owned affiliates and fixed charges, by fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor (deemed to be 21% of operating lease rentals).

                                 USE OF PROCEEDS

                  Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of common stock or preferred stock and the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

                            DESCRIPTION OF SECURITIES

DEBT SECURITIES

                  The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

                  The debt securities will be our senior debt securities. The debt securities will be issued under an indenture dated as of January 10, 1995, between us and Wachovia Bank, National Association (formerly First Fidelity Bank, National Association), as trustee (the "Indenture").

                  The following is a summary of the most important provisions of the Indenture. A copy of the Indenture is an exhibit to the registration statement of which this prospectus is a part. Section references below are to the section in the Indenture. The referenced sections of the Indenture are incorporated by reference.

GENERAL

                  The Indenture does not limit the amount of debt securities that we may issue. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt.

                  The debt securities may be issued in one or more separate series. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

         -        the title of the debt securities;

         -        any limit upon the aggregate principal amount issued;

         - the maturity date or dates, or the method of determining the maturity dates;

         - the interest rate or rates, or the method of determining those rates;

         -        the interest payment dates and the regular record dates;

         -        the places where payments may be made;

         -        any mandatory or optional redemption provisions;

         -        any sinking fund or analogous provisions;

         - the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

         - any deletions of, or changes or additions to, the events of default or covenants;

         -        the form of the debt securities;

         - if other than U.S. dollars, the currency or currencies, including composite currencies, in which payments on the debt securities will be payable and whether we or a holder may elect payment to be made in a different currency;

         - the method of determining the amount of any payments on the debt securities which are linked to an index;

         - whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

         - any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

         - whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

         -        any conversion or exchange provisions;

         - any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

         - any special United States Federal income tax or other considerations with respect to the debt securities; and

         -        any other specific terms of the debt securities.

                  (Section 2.3)

                  Unless otherwise specified in the prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000. (Section 2.8)

                  We may issue some of the debt securities as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount.

CERTAIN COVENANTS OF THE COMPANY

         Limitation on Liens - Subject to the exceptions set forth below under "Exempted Indebtedness," we covenant that we will not create or assume, nor will we permit any Restricted Subsidiary (as hereinafter defined) to create or assume, any

         -        mortgage,

         -        security interest,

         -        pledge, or

         -        lien

(together, we refer to these transactions as "liens") of or upon any Principal Property (as defined below), or any underlying real estate of such property, or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without equally and ratably securing the outstanding debt securities. This restriction will not apply to certain permitted liens, including the following:

         (1) liens on any Principal Property which are created or assumed contemporaneously with, or within 120 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including us or any Restricted Subsidiary), then within 360 days after), the completion of the acquisition, construction or improvement of such Principal Property to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or liens on any Principal Property existing at the time of acquisition thereof;

         (2) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation substantially as an entirety to us or a Restricted Subsidiary;

         (3) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

         (4) liens to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary, but only so long as such indebtedness is held by us or a Restricted Subsidiary;

         (5) liens in favor of the United States of America or any State thereof, or any department, agency or political subdivision of the United States of America or any State thereof, to secure certain payments pursuant to any contract or statute, including liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving property subject to such liens;

         (6) liens in favor of any customer arising in respect of certain payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

         (7) liens to extend, renew or replace in whole or in part any lien referred to in the foregoing clauses (1) to (6), or in this clause (7), or any lien created prior to and existing on the date of the Indenture, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property); and

         (8) certain statutory liens, liens for taxes and certain other liens.

         (Section 3.6)

         Limitations on Sale and Lease-Back Transactions - Subject to the exceptions set forth below under "Exempted Indebtedness," sale and lease-back transactions by us or any Restricted Subsidiary of any Principal Property which has been owned and operated by us or a Restricted Subsidiary for more than 120 days are prohibited unless

         (1) the property involved is property which could be the subject of a lien without equally and ratably securing the debt securities;

         (2) an amount equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction is applied to the acquisition of another Principal Property of equal or greater fair market value or to retirement of indebtedness for borrowed money (including the securities) which by its terms matures on or is renewable at the option of the obligor to a date more than twelve months after the creation of such indebtedness; or

         (3) the lease involved is for a term (including renewals) of not more than three years.

         (Section 3.7)

         Exempted Indebtedness - Either we or a Restricted Subsidiary may create or assume liens and enter into sale and lease-back transactions, notwithstanding the limitations outlined above, provided that at the time thereof and after giving effect thereto the aggregate amount of indebtedness secured by all such liens and Attributable Debt of all such sale and lease-back transactions outstanding shall not exceed 5% of Consolidated Net Tangible Assets (as hereinafter defined). (Section 3.8)

         Limitations on Mergers, Consolidations and Sales of Assets - If, upon our consolidation or merger with or into any other corporation, or upon any sale, conveyance or lease of substantially all our properties, any Principal Property would become subject to any lien, we, prior to such event, will secure the debt securities equally and ratably with any of our other obligations then entitled thereto by a direct lien on all such Principal Property prior to all other liens other than any theretofore existing thereon. (Section 3.9)

         -Certain Definitions -

                  The term "Restricted Subsidiary" means any Subsidiary

                           (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and

                           (b) which owns or leases a Principal Property.

         The term "Principal Property" means any manufacturing plant, research facility or warehouse owned or leased by us or any of our subsidiaries which is located within the United States and has a net book value exceeding the greater of $5,000,000 and 1% of the shareholders' equity of our company and our consolidated subsidiaries, excluding any property which the board of directors by resolution declares is not of material importance to our total business as consolidated with the business of our subsidiaries.

         The term "Attributable Debt" means the present value (discounted as provided in the senior indenture) of the obligation of a lessee for required rental payments for the remaining term of any lease.

         The term "Consolidated Net Tangible Assets" means at any time the total of all assets appearing on the most recent consolidated balance sheet of us and our consolidated subsidiaries, prepared in accordance with generally accepted accounting principles, at our and their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, are set aside in connection with the business conducted), but excluding goodwill, trademarks, patents, unamortized debt discount and all other like segregated intangible assets, and amounts on the asset side of such balance sheet for our capital stock, all as determined in accordance with such principles, less Consolidated Current Liabilities.

         The term "Consolidated Current Liabilities" means the aggregate of the current liabilities of us and our consolidated subsidiaries appearing on the consolidated balance sheet of our company and our consolidated subsidiaries, all as determined in accordance with generally accepted accounting principles.

         (Section 1.1)

                  Other than the restrictions on liens and sale and lease-back transactions described above, neither the Indenture nor the debt securities afford you protection in the event of a highly leveraged transaction involving us or any of our subsidiaries, including any takeover, recapitalization or other restructuring that may result in a sudden and significant decline in credit rating.

EVENTS OF DEFAULT, WAIVER AND NOTICE

                  As to any series of securities, an "event of default" is defined in the Indenture as being any of the following events:

                  (1) default for 30 days in the payment of any interest on the securities of such series;

                  (2) default in the payment of principal or premium due on the securities of any series;

                  (3) default in the payment of any sinking fund installment on the securities of such series, when due;

                  (4) our default for 90 days in the performance of any other of the covenants or agreements in the Indenture (other than those set forth exclusively in the terms of any other series of securities);

                  (5) certain events of bankruptcy, insolvency and reorganization of our company; or

                  (6) any other events as may be established in any applicable supplement.

                  (Section 5.1)

                  No event of default with respect to any particular series of securities necessarily constitutes an event of default with respect to any other series of securities. (Section 5.11)

                  The trustee must give notice of a default to the holders of the series of debt securities on which the default exists within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if the trustee considers it in the interest of the holders of securities of such series to do so. The trustee may not withhold notice in the event of a payment default with regard to principal, interest or a sinking fund. (Section 5.11)

                  If an event of default has occurred and is continuing:

         - as described in clause (1), (2) or (3) above, either the trustee or the holders of 25% in principal amount of the securities of such series then outstanding may declare the principal (or, in the case of discounted securities, the amount specified in the terms thereof) of all such securities to be due and payable immediately.

         - as described in clause (4) or (5) above, either the trustee or the holders of not less than 25% in principal amount of all affected securities, voting as a single class, may declare the principal (or, in the case of discounted securities, the amount specified in the terms thereof) of all securities to be due and payable immediately.

However, upon certain conditions past defaults as described in clause (4) or (5) above may be waived by the holders of a majority in principal amount of the affected securities then outstanding, except for defaults in

         - the payment of principal of, or any premium or interest on, such securities or

         - with respect to any covenant or provision which may not be amended without the approval of each holder affected.

                  (Sections 5.1 and 5.10)

                  The holders of a majority in principal amount of the securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the holders of securities shall have offered to the trustee reasonable indemnity against costs, expenses and liabilities. (Sections 5.9 and 6.2(d)) We must certify to the trustee on a yearly basis as to the absence of certain defaults. (Section 3.5)

MODIFICATION OF THE INDENTURE

                  Together with the trustee, and subject to the consent of the holders of at least 66 2/3% of the outstanding principal amount of the outstanding debt securities of all affected series, we may modify the Indenture or any supplement to the Indenture. Without the consent of each affected holder, we may not:

                  (1) extend the final maturity of any security;

                  (2) reduce the principal amount or rate of interest of any security;

                  (3) extend the time of payment of interest of any security;

                  (4) reduce the amount payable upon the redemption of any security;

                  (5) reduce the amount of the principal of a discounted security payable upon acceleration of the maturity of the security or in the event of bankruptcy;

                  (6) impair the right to institute suit to enforce payment or repayment; or

                  (7) change the provisions in the indenture that relate to its modification or amendment.

                  (Section 8.2)

CONCERNING THE TRUSTEE

                  Wachovia Bank, National Association, the trustee under the Indenture, also performs certain cash management services for, and provides certain credit facilities to, us in the normal course of business.

DEFEASANCE OF THE INDENTURE AND SECURITIES

                  We may, at any time, satisfy our obligations with respect to any payments of principal, premium or interest of any security or securities of any series by depositing in trust with the trustee:

         (a) money (in the currency in which the securities are payable),

         (b) in the case of securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of U.S. Government Obligations and money, or

         (c) in the case of securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture) or a combination of Foreign Government Securities and money.

If the deposit is sufficient to make all payments of interest, principal and premium when due, our obligations with respect to such securities will be discharged and terminated (except as to certain of our obligations to the trustee), and you will able to look only to the trust fund for any payment of principal, premium and interest on securities of such series until maturity or redemption. (Article Ten)

                  Under United States Federal income tax law, any deposit as described just above is viewed as a taxable exchange of the securities deposited in the trust for interests in, or for an instrument representing indebtedness of, the trust. Accordingly, at such time as we may elect to deposit securities in a trust as described above, you would be required to recognize taxable gain or loss as if the securities had been sold for an amount equal to the sum of the amount of money and the fair market value of the securities held in the trust (or, alternatively, the value of the instrument). You then may be required to include in taxable income your share of the income, gain and loss of the trust. Alternatively, the trust might be considered a separate taxable entity, in which case you might also be taxable on original issue discount as well as interest on the instrument. You should consult your own advisors with respect to the more detailed tax consequences of such deposit and discharge, including possible liabilities with regard to tax laws other than United States Federal income tax law.

GLOBAL SECURITIES

                  We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the accompanying prospectus supplement.

                  Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of that global security to the accounts of participants in the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

                  So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security. Except as provided in the indenture, owners of beneficial interests in securities represented by a global security will not

         (a) be entitled to have such securities registered in their names,

         (b) receive or be entitled to receive physical delivery of certificates representing such securities in definitive form,

         (c) be considered the owners or holders thereof under the Indenture or

         (d) have any rights under the Indenture.

We may, in our sole discretion, at any time determine that any series of securities issued or issuable in the form of a global security shall no longer be represented by such global security and such global security shall be exchanged for securities in definitive form pursuant to the Indenture.

                  (Section 2.14)

PREFERRED STOCK

                  The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

                  All of the terms of the preferred stock are, or will be, contained in our Restated Certificate of Incorporation and the certificate of amendment relating to each series of the preferred stock, which will be filed with the SEC at or prior to the time of issuance of the series of the preferred stock.

                  We are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share. As of January 9, 2004, no shares of preferred stock were outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to issue one or more series of preferred stock.

                  The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:

                  - the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

                  - the number of shares in any series;

                  - whether dividends on that series of preferred stock will be cumulative;

                  - the dividend rate (or method for determining the rate);

                  - any liquidation preference per share of that series of preferred stock;

                  - any conversion provisions applicable to that series of preferred stock;

                  - any redemption or sinking fund provisions applicable to that series of preferred stock;

                  - any voting rights of that series of preferred stock; and

                  - the terms of any other preferences or rights applicable to that series of preferred stock.

                  The preferred stock, when issued, will be fully paid and nonassessable.

DIVIDENDS

                  Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Generally, no dividends will be declared or paid on any series of preferred stock unless full dividends for all series of preferred stock, including any cumulative dividends still owing, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred stock will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred stock bear to aggregate accrued dividends for all outstanding shares of preferred stock. In addition, generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the common stock and we may not redeem or purchase any common stock.

                  Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

LIQUIDATION

                  If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock. If the amounts payable with respect to preferred stock are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

                  Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

VOTING

                  Generally, the holders of preferred stock will not be entitled to vote except as set forth in the prospectus supplement, the Restated Certificate of Incorporation or certificate of amendment or as otherwise required by law.

NO OTHER RIGHTS

                  The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth in the prospectus supplement, the Restated Certificate of Incorporation or certificate of amendment or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

                  The transfer agent for each series of preferred stock will be designated in the prospectus supplement.

DEPOSITARY SHARES

                  We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

                  The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.

                  Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

                  The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Restated Certificate of Incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.

DIVIDENDS

                  The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

                  In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.

LIQUIDATION PREFERENCE

                  In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

REDEMPTION

                  If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

VOTING

                  Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

WITHDRAWAL OF PREFERRED STOCK

                  Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

                  The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

                  - all outstanding depositary shares have been redeemed or

                  - there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

CHARGES OF DEPOSITARY

                  We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

REPORTS TO HOLDERS

                  The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

LIABILITY AND LEGAL PROCEEDINGS

                  Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

                  The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

                  Owners of the depositary shares will be treated for United States Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for United States Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

                  - no gain or loss will be recognized for United States Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

                  - the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

                  - the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

COMMON STOCK

                  As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock, $1.00 par value per share. As of December 4, 2003, 227,265,870 shares of common stock were outstanding.

DIVIDENDS

                  Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors, subject to the rights of the holders of the preferred stock.

VOTING

                  Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders.

RIGHTS UPON LIQUIDATION

                  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

MISCELLANEOUS

                  Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights.

WARRANTS

                  We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

                  The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

                  - the title of the warrants;

                  - any offering price for the warrants;

                  - the aggregate number of the warrants;

                  - the designation and terms of the securities that may be purchased upon exercise of the warrants;

                  - if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

                  - any date from and after which the warrants and any securities issued with them will be separately transferable;

                  - the principal amount of or number of shares of stock that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

                  - the dates on which the right to exercise the warrants will commence and expire;

                  - any minimum or maximum amount of the warrants that may be exercised at any one time;

                  - the currency or currency units in which the offering price and the exercise price are payable;

                  - if applicable, a discussion of material United States Federal, or other income tax considerations;

                  - any antidilution provisions of the warrants;

                  - any redemption or call provisions applicable to the warrants;

                  - any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants;

                  - whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; and

                  - any information with respect to book-entry procedures.

                              PLAN OF DISTRIBUTION

                  We may sell the securities in any of four ways:

                  (1) directly to purchasers;   (3) through underwriters; or

                  (2) through agents;           (4) through dealers.

                  We may solicit offers to purchase securities directly or by the means of designated agents from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

                  If we utilize an underwriter or underwriters, we will enter into an underwriting, purchase or agency agreement with such underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement.

                  If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

                  Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

                  We may permit agents or underwriters to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and unless we otherwise agree the principal amount of securities sold pursuant to delayed delivery contract shall be not more than, the respective amounts stated in the prospectus supplement. Each delayed delivery contract shall be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase of the covered securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchasing institution is subject. We will pay the commission indicated in the prospectus supplement to underwriters or agents soliciting purchases of securities pursuant to delayed delivery contracts we accept.

                  The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

                                 LEGAL OPINIONS

                  The legality of the securities in respect of which this Prospectus is being delivered will be passed on for us by Robert F. Gerkens, Esq., Assistant General Counsel and Assistant Corporate Secretary of the Company and for any underwriters by Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. We pay a salary to Mr. Gerkens in his indicated capacity, he is a participant in various employee benefit plans offered to our employees generally, and he owns shares of our common stock and participates in our long-term incentive program, which entitles executives to stock options and deferred stock units. Cravath, Swaine & Moore LLP from time to time acts as special counsel for the Company.

                                     EXPERTS

                  The consolidated financial statements and schedule of Air Products and Chemicals, Inc. as of September 30, 2003 and 2002, and for the years then ended have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                  The audit report covering September 30, 2003 consolidated financial statements contains an explanatory paragraph that refers to KPMG LLP's audit of the adjustments that were applied to revise the fiscal 2001 consolidated financial statements, as more fully described in Notes 1 and 10 to the consolidated financial statements. However, they were not engaged to audit, review or apply procedures to the fiscal 2001 consolidated financial statements other than with respect to such adjustments and disclosures.

                  The consolidated financial statements and schedule of Air Products and Chemicals, Inc. for the year ended September 30, 2001 included in the Annual Report on Form 10-K for the year ended September 30, 2003, incorporated herein by reference, have been audited by Arthur Andersen LLP, our former accountants. You have no effective remedy against Arthur Andersen in connection with a material misstatement or omission in those financial statements, particularly in the event that Arthur Andersen ceases to exist as an entity or becomes insolvent as a result of the conviction or other proceedings against it. For more information concerning Arthur Andersen LLP, see "The Company" in this Prospectus.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee.......................................................................        $ 80,900
Printing Fees..........................................................................          10,000*
Accountants' Fees......................................................................          25,000*
Rating Agency Fees.....................................................................         220,000*
Fees and Expenses of trustee...........................................................           5,000*
Miscellaneous..........................................................................           5,100*
         Total.........................................................................        $346,000*

-------------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware Corporation Law gives corporations the power to indemnify officers and directors under certain circumstances.

                  Article Ninth of our Restated Certificate of Incorporation contains provisions which provide for indemnification of certain persons (including officers and directors). The Restated Certificate of Incorporation is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 1987.

                  We maintain insurance that generally insures our officers and directors and the officers and directors of our subsidiaries (as defined in the insurance policy) against liabilities incurred in their professional capacities, and insures us with respect to amounts to which officers and directors become entitled as indemnification payments from us, subject to certain specified exclusions and deductible and maximum amounts. We also maintain an insurance policy that protects, among others, certain of our officers and directors and certain of the officers and directors of our subsidiaries against liabilities incurred for Breach of Fiduciary Duty (as defined in the insurance policy) with respect to their performance of their duties and responsibilities in connection with certain of our pension and retirement plans, or the plans of certain of our subsidiaries, subject to certain specified exclusions and deductible and maximum amounts.

ITEM 16. EXHIBITS.

                  The following Exhibits are filed as part of this Registration
Statement:

Exhibit 1 --Form of Agency Agreement. (Incorporated by reference to Exhibit 1 to the Company's Registration Statement No. 333-33851.)

Exhibit 3.1 --By-Laws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company's Form 8-K Report dated September 18, 1997.)

Exhibit 3.2             --Restated Certificate of Incorporation of the Company.
                        (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-K Report for the fiscal year ended September 30, 1987.)

Exhibit 3.3 --Amendment to the Restated Certificate of Incorporation of the Company dated January 25, 1996. (Incorporated by reference to Exhibit 3.3 to the Company's Form 10-K Report for the fiscal year ended September 30 1996.)

Exhibit 4.1 --Indenture dated as of January 10, 1995, between the Company and Wachovia Bank, National Association (formerly, First Fidelity Bank, National Association), as Trustee. (Incorporated by reference to Exhibit 4(a) to the Company's Registration Statement No. 33-57357.)

Exhibit 4.2 --Form of Fixed Rate Medium-Term Note. (Incorporated by reference to Exhibit 4(b) to the Company's Registration Statement No. 333-33851.)

Exhibit 4.3 --Form of Floating Rate Medium-Term Note. (Incorporated by reference to Exhibit 4(c) to the Company's Registration Statement No. 333-33851.)

Exhibit 4.4             --Form of Fixed Rate Currency Indexed Medium-Term Note.
                        (Incorporated by reference to Exhibit 4(d) to the Company's Registration Statement No. 333-33851.)

Exhibit 4.5 --Form of S&P 500 Linked Medium-Term Note. (Incorporated by reference to

                        Exhibit 4(e) to the Company's Registration Statement No. 333-33851.)

Exhibit 4.6             --Form of senior debt security (contained in Exhibit
                        4.1).

Exhibit 4.7 --Form of Preferred Stock Certificate. (To be filed as an exhibit to a current report of the Company and incorporated by reference in this registration statement)

Exhibit 4.8 --Form of Deposit Agreement. (To be filed as an exhibit to a current report of the Company and incorporated by reference in this registration statement)

Exhibit 4.9 --Form of Deposit Receipt. (To be filed as an exhibit to a current report of the Company and incorporated by reference in this registration statement)

Exhibit 4.10 --Form of Warrant Agreement. (To be filed as an exhibit to a current report of the Company and incorporated by reference in this registration statement)

Exhibit 4.11 --Form of Warrant Certificate. (To be filed as an exhibit to a current report of the Company and incorporated by reference in this registration statement)

Exhibit 4.12 --Rights Agreement, dated as of 19 March 1998, between the Company and First Chicago Trust Company of New York. (Incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement dated 19 March 1998, as amended by Form 8-A/A dated 16 July 1998.)

Exhibit 5 --Opinion of Company counsel as to legality of the securities to be issued.

Exhibit 12 --Computation of Ratios of Earnings to Fixed Charges (Incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended September 30, 2003.)

Exhibit 23.1            --Consent of KPMG LLP.

        23.2            --Consent of Company counsel (contained in Exhibit 5).

Exhibit 24              --Power of Attorney.

Exhibit 25 --Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as trustee under the senior indenture.

ITEM 17. UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown and Commonwealth of Pennsylvania on the 9th day of January, 2004.

                                              AIR PRODUCTS AND CHEMICALS, INC.
                                                          (Issuer)

                                      By             /s/ JOHN R. OWINGS
                                          --------------------------------------
                                            (John R. Owings, Vice President and
                                                   Chief Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 9, 2004.

           SIGNATURE                                      TITLE
           ---------                                      -----
    /s/ JOHN P. JONES III          Director and Chairman, President and Chief
-------------------------------    Executive Officer (Principal Executive Officer)
      (John P. Jones III)

      /s/ PAUL E. HUCK             Vice President and Corporate Controller (Principal
-------------------------------    Accounting Officer)
        (Paul E. Huck)

              *                    Director
-------------------------------
       (Mario L. Baeza)

              *                    Director
-------------------------------
     (Michael J. Donahue)

              *                    Director
-------------------------------
     (Ursula F. Fairbairn)

              *                    Director
-------------------------------
       (W. Douglas Ford)

              *                    Director
-------------------------------
    (Edward E. Hagenlocker)

              *                    Director
-------------------------------
      (James F. Hardymon)

              *                    Director
-------------------------------
       (Terrance Murray)

              *                    Director
-------------------------------
      (Charles H. Noski)

              *                    Director
-------------------------------
       (Paula G. Rosput)

              *                    Director
-------------------------------
     (Lawrason D. Thomas)

* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to a power of attorney duly executed by such individuals which is filed with the Securities and Exchange Commission herewith.

                                                     /s/ W. DOUGLAS BROWN
                                                --------------------------------
                                                       (W. Douglas Brown
                                                        Attorney-in-Fact)

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